                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY


                                                                      Jurisdiction             % of
                                                                           of                 Voting
                                                                      Incorporation            Stock
                                                                           or                  Owned
                       Name of Subsidiary                             Organization          by Company
                       ------------------                             -------------         ----------
Bowater Mersey Paper Company Limited .........................         Nova Scotia              49%
Cable One, Inc. ..............................................         Delaware                100%
Capitol Fiber, Inc. ..........................................         Maryland                 80%
The Daily Herald Company .....................................         Washington              100%
The Gazette Newspapers, Inc. .................................         Maryland                100%
Greater Washington Publishing, Inc. ..........................         Delaware                100%
I.H.T. Corporation ...........................................         Delaware                 50%
        International Herald Tribune S.A.S. ..................         France               33-1/3%
International Herald Tribune S.A.S. ..........................         France               33-1/3%
Los Angeles Times-Washington Post News
    Service, Inc. ............................................         D.C.                     50%
Kaplan, Inc. .................................................         Delaware                100%
        American Educational Resources, Inc. .................         Massachusetts           100%
        Dearborn Publishing Group, Inc. ......................         Delaware                100%
               Dearborn Financial Publishing, Inc. ...........         Illinois                100%
               Dearborn Financial Institute, Inc. ............         Illinois                100%
                      Anthony Schools Corporation ............         California              100%
                      Leonard's Training Programs, Inc.                Texas                   100%
        Kaplan (Canada) Ltd. .................................         Ontario                 100%
        Kaplan (PR) Inc. .....................................         Puerto Rico             100%
        Quest Education Corporation...........................         Delaware                100%
               Andon Colleges, Inc. ..........................         California              100%
                      DEST Education Corporation .............         California              100%
               California Academy of Merchandising,
                  Art & Design, Inc. .........................         Delaware                100%

                           SUBSIDIARIES OF THE COMPANY
                                   (Continued)

                                                                       Jurisdiction            % of
                                                                            of                Voting
                                                                      Incorporation            Stock
                                                                            or                Owned
                       Name of Subsidiary                              Organization         by Company
                       ------------------                             -------------         ----------
               CHI Acquisition Corp. .........................         Delaware                100%
               DBS Acquisition Corp. .........................         Virginia                100%
               ICM Acquisition Corp. .........................         Delaware                100%
               HBC Acquisition Corp. .........................         Delaware                100%
               Iowa College Acquisition Corporation ..........         Delaware                100%
               MTSX Acquisition Corp. ........................         Delaware                100%
               Maric Learning Systems ........................         California              100%
               Nebraska Acquisition Corp. ....................         Delaware                100%
               OIOPT Acquisition Corp. .......................         Delaware                100%
               Palo Vista College of Nursing & Allied Health
                  Sciences, Inc. .............................         California              100%
               SACMD Acquisition Corp. .......................         Delaware                100%
               Scottsdale Educational Center for
                  Allied Health Careers, Inc. ................         Arizona                 100%
               New Hamsphire Acquisition Corp. ...............         Delaware                100%
                      Hesser, Inc. ...........................         New Hampshire           100%
               Denver Acquisition Corp. ......................         Delaware                100%
        Score Holdings, Inc. .................................         Delaware                100%
               Score Learning Corporation ....................         California              100%
               eScore.com, Inc. ..............................         Delaware                100%
        Self Test Software, Inc. .............................         Georgia                 100%
Newsprint, Inc. ..............................................         Virginia                100%
Newsweek, Inc. ...............................................         New York                100%
        Newsweek Budget Travel, Inc. .........................         Delaware                100%

                           SUBSIDIARIES OF THE COMPANY
                                   (Continued)

                                                                      Jurisdiction             % of
                                                                            of                Voting
                                                                      Incorporation            Stock
                                                                            or                Owned
                       Name of Subsidiary                              Organization         by Company
                       ------------------                             -------------         ----------
        Newsweek Productions, Inc. ...........................         Delaware                100%
        Newsweek Services, Inc. ..............................         Delaware                100%
        Newsweek Services (Canada), Inc. .....................         Delaware                100%
Post Newsweek Tech Media Group, Inc. .........................         Virginia                100%
Post-Newsweek Cable of North Dakota, Inc. ....................         Delaware                100%
Post-Newsweek Stations, Inc...................................         Delaware                100%
        Post-Newsweek Stations, Florida, Inc. ................         Florida                 100%
        Post-Newsweek Stations, Houston GP, Inc. .............         Delaware                100%
               Post-Newsweek Stations, Houston, LP ...........         Delaware                  1%(a)
        Post-Newsweek Stations, Houston Holdings
         (Limited), Inc. .....................................         Delaware                100%
               Post-Newsweek Stations, Houston, LP ...........         Delaware                 99%(b)
        Post-Newsweek Stations, Michigan, Inc. ...............         Delaware                100%
        Post-Newsweek Stations, Orlando, Inc. ................         Delaware                100%
        Post-Newsweek Stations, San Antonio GP, Inc.                   Delaware                100%
               Post-Newsweek Stations, San Antonio, LP                 Delaware                  1%(a)
        Post-Newsweek Stations, San Antonio Holdings
         (Limited), Inc. .....................................         Delaware                100%
               Post-Newsweek Stations, San Antonio, LP                 Delaware                 99%(b)
Robinson Terminal Warehouse Corporation ......................         Delaware                100%
Washingtonpost.Newsweek Interactive Company, LCC .............         Delaware                100%

---------------

     (a) General partnership interest.
     (b) Limited partnership interest.

     As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" as that term is defined in Rule 1-02(v) of Regulation S-X.


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